Exhibit 8.2

SULLIVAN & CROMWELL LLP
125 Broad Street
New York, NY 10004-2498
July 31, 2007
Vodafone Group Plc,
  Vodafone House,
    The Connection,
      Newbury,
        Berkshire, RG14 2FN,
          England.
Ladies and Gentleman:
     We have acted as United States tax counsel to Vodafone Group Plc (the “Company”) in connection with the registration under the Securities Act of 1933, as amended (the “Act”), on Form F-3 that you filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Registration Statement”). We hereby confirm to you that our opinion is as set forth under the heading “Taxation — United States Federal Income Taxation” in the Registration Statement, subject to the limitations set forth therein.

Vodafone Group Plc	-2-
     We hereby consent to the filing with the SEC of this opinion as an exhibit to the Registration Statement and the reference to us under the heading “Taxation — United States Federal Income Taxation” in the Registration Statement. By giving the foregoing consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP